Exhibit 99.1

Brooks Automation Reports Fiscal Second Quarter of 2015 Ended March 31, 2015 Results

CHELMSFORD, Mass., April 30, 2015 (GLOBE NEWSWIRE) -- Brooks Automation, Inc. (Nasdaq:BRKS), a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences, today reported financial results for the second quarter ended March 31, 2015.

Fiscal Second Quarter of 2015 Financial and Operational Highlights:

•	Revenue was $139.3 million;

•	Life Science Systems revenue was $17.5 million;

•	Total order bookings were $135.0 million;

•	GAAP Net Income was $2.7 million with diluted EPS of $0.04;

•	Non-GAAP Net Income was $5.4 million with diluted EPS of $0.08;

•	Operating cash flow was $1.9 million;

•	Total of Cash, Cash Equivalents, and Marketable Securities, as of March 31, was $207.1 million or $3.03 per Diluted Share with no bank debt.

Summary of GAAP and Non-GAAP Earnings (Loss)

	Quarter Ended
	March 31,	December 31,	March 31,
Dollars in thousands, except per share data	2015	2014	2014
GAAP net income (loss) attributable to Brooks Automation, Inc.	$2,711	$(2,734)	$3,189
GAAP diluted earnings (loss) per share	$0.04	$(0.04)	$0.05

Non-GAAP net income attributable to Brooks Automation, Inc.	$5,429	$3,443	$4,337
Non-GAAP diluted earnings per share	$0.08	$0.05	$0.06
A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Management Comments
"Our second fiscal quarter results were driven by solid revenue and volume trends across our Product Solutions business,” stated Dr. Steve Schwartz, Chief Executive Officer of Brooks. "Within the semiconductor market we saw growth in sales to all end markets. In Life Science Systems, revenue came in a little stronger than projected. Revenue from last year’s acquisitions, DMS in our Contamination Control Solutions business and FluidX in the bio-sample consumables spaces, continues to meet our expectations. We are confident the current product portfolio we have in place, along with the cost initiatives we have implemented, will continue to drive improved results as we go into the second half of our fiscal year.”

GAAP Summary
Revenue increased 14% sequentially to $139.3 million in the second quarter of fiscal 2015 driven by a 19% increase in Brooks Product Solutions revenue and a 5% increase in Life Sciences revenue. Gross margin improved 120 basis points to 33.0%. Total operating expense decreased $2.6 million as lower research and development and restructuring costs more than offset a modest increase in SG&A expenses. Other income from foreign exchange gains of $0.6 million in the quarter added to net income. The GAAP net income result was $2.7 million and diluted EPS was $0.04.

There are a number of special charges and one-time items reflected in each period of results addressed in this report. The impact on earnings of these items and the amortization of intangibles is set out in the unaudited table included with this release.

Results of Q2 Fiscal 2015 (Non-GAAP Discussion)
Non-GAAP net income was $5.4 million in the second quarter, resulting in non-GAAP earnings per share of $0.08. This compares to non-GAAP net income of $3.4 million and non-GAAP EPS of $0.05 in the prior quarter.

As noted above, revenue for the second fiscal quarter of 2015 was $139.3 million, up 14% compared to the first fiscal quarter of 2015. Brooks Product Solutions revenue grew 19% to $99.0 million as sales in Automation, Contamination Control Solutions, cryo pumps, and our Polycold offerings all increased. All end markets saw sequential growth led by sales to the semiconductor front-end manufacturing and adjacent markets and a rebound in the semiconductor back-end manufacturing market. Sales to the industrial end market also saw modest sequential growth. The Life Science Systems revenue was $17.5 million, a sequential increase of 5%. This increase was driven by 5% expansion in our organic base revenue. The recently acquired FluidX bio-sample consumables business provided $3.8 million of the Life Science Systems revenue, expanding 4% compared to the prior quarter.

Adjusted gross margin, which excludes amortization and purchase accounting impacts, was 34.0% in the quarter, essentially flat as compared to the prior quarter. The Brooks Product Solutions adjusted gross margin was 35.1% in the second quarter compared to 34.1% in the prior period. The improved margins reflect higher license income and improved volume absorption of fixed costs. The Brooks Life Science Systems adjusted gross margin was 30.7% compared to 30.4% in the prior quarter. Gross margins in the period were affected by higher inventory reserves, a portion of which were taken as the Company is rationalizing the offerings while consolidating manufacturing sites in this segment. The Brooks Global Services adjusted gross margin was 31.5% in the second quarter compared to 37.2% in the prior quarter. This decrease was primarily due to the mix of repair services performed in the quarter. In summary, the total adjusted gross profit increase of $5.4 million includes an increase of $6.8 million in the Product Solutions and Life Science Systems segments on higher revenue with improved margins, and a decrease of $1.4 million from Global Services segment on lower revenue and margin.

Total order bookings in the second quarter were $135.0 million compared to $128.4 million in the first quarter. The Life Science Systems business had $13.9 million of new orders in the second quarter, bringing total backlog to $47 million and 12-month backlog to $35 million. Bookings for the semiconductor business in the Product Solutions and Global Services segments totaled $121.1 million, compared to $109.8 million in the first quarter.

Non-GAAP operating expense of $40.3 million was flat compared to the prior quarter. The decrease in research and development was slightly offset by an increase in SG&A.

Other income was $1.2 million in the quarter, primarily driven by foreign exchange gains in our European operations where sales are primarily written on contracts based in US dollars.

Adjusted EBITDA in the quarter was $14.9 million compared to $9.1 million in the first quarter. Cash flow from operations for the second quarter was $1.9 million. The Operating Cash Flow benefited from the improved EBITDA and lower inventory, but was reduced as the Company carried higher receivables at the end of the quarter on higher sales. The Company's cash, cash equivalents, and marketable securities decreased $11.6 million in the second quarter to $207.1 million.

Quarterly Cash Dividend
The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on June 26, 2015 to stockholders of record on June 5, 2015. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Third Fiscal Quarter of Fiscal 2015
The Company announced revenue and earnings guidance for the third quarter of fiscal 2015. Revenue is expected to be in the range of $136 million to $142 million. Non-GAAP diluted earnings per share is expected to be in the range of $0.08 to $0.12.

Conference Call
Brooks management will webcast its second quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-728-2056 (US & Canada only) or 212-231-2901 to listen to the live webcast.

About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences. Brooks' technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market and, through product development initiatives and strategic business acquisitions, has expanded offerings to meet the needs of customers in the life sciences industry, analytical & research markets and clean energy solutions. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia.

For more information, visit www.brooks.com.

CONTACT:	Lynne Yassemedis Brooks Automation, Inc. 978-262-4443 lynne.yassemedis@brooks.com

John Mills Senior Managing Director ICR, LLC 310-954-1105 john.mills@icrinc.com

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	March 31, 2015	September 30, 2014
Assets
Current assets
Cash and cash equivalents	$73,176	$94,114
Marketable securities	69,327	68,130
Accounts receivable, net	94,679	80,106
Inventories	90,558	93,567
Deferred tax assets	18,871	19,009
Prepaid expenses and other current assets	14,841	19,387
Total current assets	361,452	374,313
Property, plant and equipment, net	46,833	50,183
Long-term marketable securities	64,601	83,212
Long-term deferred tax assets	69,595	67,563
Goodwill	118,264	109,501
Intangible assets, net	59,693	59,550
Equity method investments	27,027	28,944
Other assets	9,490	4,772
Total assets	$756,955	$778,038
Liabilities and equity
Current liabilities
Accounts payable	$43,610	$33,740
Capital lease obligation	881	881
Deferred revenue	19,943	26,279
Accrued warranty and retrofit costs	6,203	6,499
Accrued compensation and benefits	15,345	21,663
Accrued restructuring costs	3,297	3,475
Accrued income taxes payable	2,789	1,808
Deferred tax liabilities	458	808
Accrued expenses and other current liabilities	15,027	18,688
Total current liabilities	107,553	113,841
Long-term capital lease obligation	7,173	7,417
Long-term tax reserves	4,175	5,708
Long-term deferred tax liabilities	3,418	2,567
Long-term pension liability	2,342	1,774
Other long-term liabilities	3,467	3,842
Total liabilities	128,128	135,149
Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 80,943,277 shares issued and 67,481,408 shares outstanding at March 31, 2015, 80,375,777 shares issued and 66,913,908 shares outstanding at September 30, 2014	809	804
Additional paid-in capital	1,840,426	1,834,619
Accumulated other comprehensive income	9,333	15,687
Treasury stock at cost, 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(1,020,785)	(1,007,265)
Total equity	628,827	642,889
Total liabilities and equity	$756,955	$778,038

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three months ended March 31,		Six months ended March 31,
	2015	2014	2015	2014
Revenue
Product	$116,395	$102,534	$216,125	$195,664
Services	22,918	23,366	45,924	47,308
Total revenue	139,313	125,900	262,049	242,972
Cost of revenue
Product	79,048	64,786	149,268	125,522
Services	14,240	16,816	27,668	32,261
Total cost of revenue	93,288	81,602	176,936	157,783
Gross profit	46,025	44,298	85,113	85,189
Operating expenses
Research and development	12,678	12,493	26,167	25,044
Selling, general and administrative	29,609	28,637	59,020	54,772
Restructuring and other charges	685	772	3,353	1,519
Total operating expenses	42,972	41,902	88,540	81,335
Operating income (loss)	3,053	2,396	(3,427)	3,854
Interest income	228	258	479	504
Interest expense	(98)	—	(200)	—
Other income, net	1,161	56	2,180	315
Income (loss) before income taxes and equity in earnings (losses) of equity method investments	4,344	2,710	(968)	4,673
Income tax provision (benefit)	1,560	1,117	(1,550)	1,910
Income before equity in earnings (losses) of equity method investments	2,784	1,593	582	2,763
Equity in earnings (losses) of equity method investments	(73)	510	(605)	1,259
Income (loss) from continuing operations	2,711	2,103	(23)	4,022
Income from discontinued operations, net of tax	—	1,162	—	2,739
Net income (loss)	2,711	3,265	(23)	6,761
Net income attributable to noncontrolling interests	—	(76)	—	(124)
Net income (loss) attributable to Brooks Automation, Inc.	$2,711	$3,189	$(23)	$6,637
Basic net income (loss) per share attributable to Brooks Automation, Inc. common stockholders:
Net income (loss) from continuing operations	$0.04	$0.03	$—	$0.06
Net income from discontinued operations, net of tax	—	0.02	—	0.04
Basic net income (loss) per share attributable to Brooks Automation, Inc.	$0.04	$0.05	$—	$0.10
Diluted net income (loss) per share attributable to Brooks Automation, Inc. common stockholders:
Net income (loss) from continuing operations	$0.04	$0.03	$—	$0.06
Net income from discontinued operations, net of tax	—	0.02	—	0.04
Diluted net income (loss) per share attributable to Brooks Automation, Inc.	$0.04	$0.05	$—	$0.10
Dividend declared per share	$0.10	$0.08	$0.20	$0.16

Shares used in computing earnings (loss) per share:
Basic	67,387	66,646	67,255	66,499
Diluted	68,414	67,505	67,255	67,383

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net income (loss)	$(23)	$6,761
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12,733	11,170
Impairment of intangible assets	—	398
Stock-based compensation	7,108	6,516
Amortization of premium on marketable securities	634	610
Undistributed losses (earnings) of equity method investments	605	(1,259)
Deferred income tax provision (benefit)	(2,728)	2,269
(Gain) loss on disposal of long-lived assets	(4)	39
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	(13,269)	(6,057)
Inventories	2,474	276
Prepaid expenses and other current assets	(5,365)	1,546
Accounts payable	8,345	248
Deferred revenue	(3,868)	13,408
Accrued warranty and retrofit costs	(274)	(951)
Accrued compensation and benefits	(6,200)	2,730
Accrued restructuring costs	(6)	141
Accrued expenses and other current liabilities	4,791	(2,194)
Net cash provided by operating activities	4,953	35,651
Cash flows from investing activities
Purchases of property, plant and equipment	(3,647)	(2,696)
Purchases of marketable securities	(30,739)	(63,561)
Sale/maturity of marketable securities	47,625	46,551
Acquisitions, net of cash acquired	(17,257)	—
Proceeds from the sale of property, plant and equipment	6	—
Other investment	(5,000)	(4,000)
Decrease in restricted cash	—	177
Net cash used in investing activities	(9,012)	(23,529)
Cash flows from financing activities
Proceeds from issuance of common stock, net of issuance costs	867	967
Principal repayment of capital lease obligation	(244)	—
Common stock dividend paid	(13,480)	(10,800)
Net cash used in financing activities	(12,857)	(9,833)
Effects of exchange rate changes on cash and cash equivalents	(4,022)	21
Net increase (decrease) in cash and cash equivalents	(20,938)	2,310
Cash and cash equivalents, beginning of period	94,114	82,971
Cash and cash equivalents, end of period	$73,176	$85,281

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of buildings and land through capital lease	$—	$8,537

Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks' day-to-day operations. Tables reconciling GAAP to the non-GAAP measures are presented below.

			Quarter Ended
	March 31, 2015		December 31, 2014		March 31, 2014
Dollars in thousands, except per share data	$	per diluted share	$	per diluted share	$	per diluted share
Net income (loss) attributable to Brooks Automation, Inc.	$2,711	$0.04	$(2,734)	$(0.04)	$3,189	$0.05
Income from discontinued operations, net of tax	—	—	—	—	1,162	0.02
Net income (loss) attributable to continuing operations	2,711	0.04	(2,734)	(0.04)	2,027	0.03
Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	—	—	1,164	0.02	79	0.00
Amortization of intangible assets	2,219	0.03	2,221	0.03	1,584	0.02
Impairment of equity method investments	—	—	681	0.01	—	—
Restructuring charges	457	0.01	1,786	0.03	526	0.01
Merger costs	42	0.00	325	0.00	121	0.00
Non-GAAP net income attributable to Brooks Automation, Inc.	5,429	0.08	3,443	0.05	4,337	0.06
Stock-based compensation	3,625	0.05	3,483	0.05	3,795	0.06
Non-GAAP net income attributable to Brooks Automation, Inc. - excluding stock-based compensation	$9,054	$0.13	$6,926	$0.10	$8,132	$0.12

	Six Months Ended
	March 31, 2015		March 31, 2014
Dollars in thousands, except per share data	$	per diluted share	$	per diluted share
Net income (loss) attributable to Brooks Automation, Inc.	$(23)	$0.00	$6,637	$0.10
Income from discontinued operations, net of tax	—	—	2,739	0.04
Net income (loss) attributable to continuing operations	(23)	0.00	3,898	0.06
Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	1,164	0.02	229	0.00
Amortization of intangible assets	4,440	0.07	3,297	0.05
Impairment of intangible assets	—	—	259	0.00
Impairment of equity method investments	681	0.01	—	—
Restructuring charges	2,243	0.03	1,034	0.02
Merger costs	367	0.01	121	0.00
Non-GAAP net income attributable to Brooks Automation, Inc.	8,872	0.13	8,838	0.13
Stock-based compensation	7,108	0.11	6,518	0.10
Non-GAAP net income attributable to Brooks Automation, Inc. - excluding stock-based compensation	$15,980	$0.24	$15,356	$0.23

	Quarter Ended
	March 31, 2015		December 31, 2014		March 31, 2014
Dollars in thousands	$	%	$	%	$	%
Gross profit/gross margin percentage	$46,025	33.0%	$39,088	31.8%	$44,298	35.2%
Adjustments:
Amortization of intangible assets	1,299	0.9%	1,305	1.1%	914	0.7%
Purchase accounting impact on inventory and contracts acquired	—	—	1,511	1.2%	122	0.1%
Adjusted gross profit/gross margin percentage	$47,324	34.0%	$41,904	34.1%	$45,334	36.0%

	Six Months Ended
	March 31, 2015		March 31, 2014
Dollars in thousands	$	%	$	%
Gross profit/gross margin percentage	$85,113	32.5%	$85,189	35.1%
Adjustments:
Amortization of intangible assets	2,604	1.0%	2,031	0.8%
Impairment of intangible assets	—	—	398	0.2%
Purchase accounting impact on inventory and contracts acquired	1,511	0.6%	352	0.1%
Adjusted gross profit/gross margin percentage	$89,228	34.1%	$87,970	36.2%

	Quarter Ended				Six Months Ended
	March 31,	December 31,	March 31,		March 31,	March 31,
Dollars in thousands	2015	2014	2014		2015	2014
Net income (loss) attributable to Brooks Automation, Inc.	$2,711	$(2,734)	$3,189		$(23)	$6,637
Adjustments:
Less: Interest income	(228)	(251)	(258)		(479)	(504)
Add: Interest expense	98	102	—		200	—
Add: Income tax provision (benefit)	1,560	(3,110)	1,117	`	(1,550)	1,910
Add: Depreciation	3,117	3,186	3,006		6,302	6,095
Add: Amortization of completed technology	1,299	1,304	914		2,604	2,031
Add: Amortization of customer relationships and acquired intangible assets	1,914	1,913	1,460		3,826	2,916
EBITDA	$10,471	$410	$9,428		$10,880	$19,085

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2015	2014	2014	2015	2014
EBITDA	$10,471	$410	$9,428	$10,880	$19,085
Adjustments:
Less: Income from discontinued operations, net of tax	—	—	(1,162)	—	(2,739)
Add: Impairment of completed technology	—	—	—	—	398
Add: Stock-based compensation	3,625	3,483	3,795	7,108	6,518
Add: Restructuring charges	685	2,668	772	3,353	1,519
Add: Purchase accounting impact on inventory and contracts acquired	—	1,511	122	1,511	352
Add: Merger costs	64	325	181	389	181
Add: Impairment of Equity Method Investments	—	681	—	681	—
Adjusted EBITDA	$14,845	$9,078	$13,136	$23,922	$25,314